NSAR ITEM 77O
VK Insured Tax Free Income Fund
October 1, 2001 to March 31, 2002
10f-3 Transactions



Underwriting#   Underwriting    Purchased    Amount of    % of        Date of
                                From         shares    underwriting   Purchase


    1           Commonwealth    Paine Webber  2,000     0.82%         11/01/01
                of Mass.

    2           Commonwealth   Goldman Sachs  10,000    2.0289%        3/21/02
                of Mass.

    3           Philadelphia
                 S.D. A        Paine Webber   2,000     1.2821%        1/10/02

    4        Orange County FL  Paine Webber   5,000     6.3914%        2/28/02
               School Board

    5         State of Oregon  Salomon Smith  20,740    7.6927%        2/27/02
              Refunding COPS



Underwriters for #1
UBS PaineWebber Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers
Salomon Smith Barney Inc.
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets
Corby North Bridge Securities
Dain Rauscher Incorporated
Fahnestock & Co. Inc.
First Albany Corporation
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley
Prudential Securities
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
State Street Capital Markets, LLC
Tucker Anthony Inc.
Wachovia Securities, Inc.

Underwriters for #2
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc
J.P. Morgan Securities Inc.
Lehman Brothers
Saloman Smith Barney Inc.
Quick & Reilly, Inc.
State Street Global Markets LLC
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets
Corby North Bridge Securities
RBC Dain Rauscher
Fahnestock & CO.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Merrill Lynch & Co.
Morgan Stanley
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates, Inc.

Underwriters for #3
First Union National Bank
J.P. Morgan Securities Inc.
Jackson Securities, Inc.
Loop Capital Markets
Morgan Stanley

Underwriters for #4
UBS PaineWebber Inc.
Saloman Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Gardnyr Michael Capital
Jackson Securities Inc.
Merrill Lynch & Co.
Morgan Stanley
Loop Capital Markets

Underwriters for #5
Salomon Smith Barney
Bear, Stearns
RBC Dain Rauscher
Morgan Stanley
UBS PaineWebber
Jackson Securities Inc.